ARTICLES OF INCORPORATION
OF
ATC TECHNOLOGY CORPORATION

The Undersigned, for the purpose of forming a corporation under the laws of the State of Arizona, hereby adopt the following Articles of Incorporation.

ARTICLE I
 Name of the Corporation

The name of the corporation shall be ATC TECHNOLOGY CORPORATION.

ARTICLE II

Nature of  the  Business

The corporation initially intends to engage in the business of the manufacture, distribution and sale of video equipment, together with the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

ARTICLE III

Place of Business

The corporation initially intends to be located at 1425 S. Clark Drive, Tempe, Arizona.

ARTICLE IV

Capital Stock

The amount of authorized capital stock o the corporation shall be one hundred thousand (100,000) shares of common stock having no par value.

ARTICLE V

Incorporators

The names and addresses at the incorporators are as set forth immediately under their signatures herein.

ARTICLE VI
 Board of Directors

The persons who shall comprise the initial Board of Directors of the corporation, and their addresses, are as follows:

Keith K. Wong

1425 S. Clark Drive

Tempe, AZ 85281

ARTICLE VII

Statutory Agent

The corporation does hereby appoint James E. grown, Attorney at Law, Streetaddress301 E. Bethany Home Road, Suite C-275, Phoenix, Arizona 85012, as its statutory agent in and for the State of Arizona.

ARTICLE VIII

Liability of Directors

Subject to limitations imposed by law, no director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE IX

Indemnification of Officers Directors

The corporation shall indemnify any person who incurs any liability, cost or expense by reason of the fact such person is or was an officer, director, employee or agent of the corporation and this indemnification shall be mandatory in ail circumstances in which indemnification is permitted by law, except as may be otherwise provided by the Bylaws of the corporation.

                                  ARTICLE X

Distributions From Capital Surplus

      The Board of Directors of the Corporation may, from time to time, distribute on a pro rata basis to its shareholders out of capital surplus of the corporation, a portion of its assets, in cash or property, subject to the limitations imposed by law.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 22nd day of June, 2001.

                                     /s/ Keith Wong

Keith K. Wong, Incorporator

1425 S. Clarke Drive

Tempe, AZ 85281